SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) :  December 12, 1999


                              RCN Corporation
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)

      Delaware                 0-22825                  22-3498533
   ----------------------------------------------------------------------
     (State of          (Commission File No.)         (IRS Employer
   Incorporation)                                  Identification Number)

                            105 Carnegie Center
                          Princeton, NJ 08540-6215
        ------------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (609) 734-3700
            ----------------------------------------------------
            (Registrant's telephone number, including area code)


                               Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)


 Item 5.   Other Events

           On December 12, 1999, RCN Corporation ("Parent") entered into an Agreement and Plan of Merger (the "Merger Agreement"), among Parent, 21st Holding Corp., a wholly owned subsidiary of Parent ("Sub"), and 21st Century Telecom Group, Inc. (the "Company") providing for the acquisition of the Company by Parent in a transaction structured as a merger (the "Merger") of Sub with and into the Company, with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent.

           The Merger Agreement provides that the issued and outstanding shares of the Company's Voting and Non-Voting Common Stock, no par value, and Class A Convertible 8% Cumulative Preferred Stock, no par value, and outstanding warrants to acquire Company Common Stock, will be converted into approximately 4.7 million shares of Parent common stock ("Parent
 Common Stock"), subject to certain conditions and adjustments. In addition, the Merger Agreement provides that Parent will offer to exchange shares of Parent Common Stock, valued at approximately $62 million, for the debt securities underlying the Company's 13-3/4% Senior Cumulative Exchangeable Preferred Stock, $0.01 par value (the "Exchangeable Preferred") and will offer to purchase the Company's 12-1/4 Senior Discount Notes Due 2008 (the "Notes") for approximately $250 million in cash.

           Consummation of the Merger is subject to certain conditions, including the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of required regulatory approvals. In addition, consummation of the Merger is subject to the receipt of tenders and consents from holders of at least a majority of the Notes and the debt securities underlying the Exchangeable Preferred to remove certain restrictive covenants applicable thereto, at a price not exceeding 101% of their accreted value, in the case of the Notes, and 101% of their liquidation preference, in the case of the debt securities underlying the Exchangeable Preferred.

           A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

           On December 13, 1999, Parent issued a press release concerning the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

 Item 7.        Financial Statements and Exhibits

        2.1 Agreement and Plan of Merger, dated as of December 12, 1999, among RCN Corporation, 21st Holding Corp. and 21st Century Telecom Group, Inc.

        99.1    Press Release of Parent, dated December 13, 1999.



                               SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      RCN Corporation


                                      By:  /s/ John J. Jones
                                         --------------------------------
                                         Name:  John J. Jones
                                         Title: Executive Vice President,
                                                General Counsel, Corporate
                                                Secretary

 Date:  December 14, 1999



                               EXHIBIT INDEX

 Exhibit                                                  Page in Sequential
   No.                                                     Numbering System
 -------                                                  ------------------
   2.1 Agreement and Plan of Merger, dated as of December 12, 1999, among RCN Corporation,
           21st Holding Corp. and 21st Century Telecom
           Group, Inc.

   99.1    Press Release of Parent, dated December 13,
           1999.